Exhibit 10.10

July 28, 2009

Alternative Asset Management Acquisition Corp.

590 Madison Avenue, 35th Floor

New York, N.Y. 10022

Great American Group, LLC

21860 Burbank Boulevard, Suite 300 South

Woodland Hills, CA 91367

Great American Group, Inc.

590 Madison Avenue, 35th Floor

New York, N.Y. 10022

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Reorganization dated May 14, 2009, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 to the Agreement and Plan of Reorganization dated May 29, 2009, July 8, 2009 and July 28, 2009, respectively (the “Purchase Agreement”), by and among the Alternative Asset Management Acquisition Corp., a Delaware corporation (the “Company), Great American Group, Inc. (“GAG Inc.”), a newly-formed Delaware corporation and wholly-owned subsidiary of the Company, and AAMAC Merger Sub, Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of GAG Inc. (“Merger Sub”), on the one hand, and Great American Group, LLC (“Great American”), the members of Great American (the “Great American Members”) and the representative of each of Great American, the Great American Members and the phantom equityholders of Great American, on the other hand, to approve the transactions contemplated thereby, including the contribution by the Great American Members of all of the membership interests of Great American to GAG Inc. in exchange for common stock of GAG Inc. and a subordinated promissory note (the “Contribution”) and the concurrent merger (the “Merger” and, together with the Contribution, the “Acquisition”) of Merger Sub with and into the Company as a result of which the Company and Great American will become wholly-owned subsidiaries of GAG Inc. and outstanding shares of the Company common stock and warrants will be exchanged for common stock and warrants, respectively, of GAG Inc. All capitalized terms used but not otherwise defined herein shall have the meanings specified in the Agreement.

As of the date hereof, Hanover Overseas Limited, STC Investment Holdings LLC, Solar Capital, LLC, Jakal Investments LLC, Mark Klein, David Hawkins, Steven Shenfeld, Bradford Peck and Frederick Kraegel (collectively, the “Founders”) own 10,350,000 shares of Parent Common Stock (the “Founders Restricted Stock”) in the proportion per Founder set out in the column titled “Current Shares” on Exhibit A hereto. The Founders Restricted Stock is subject to an Escrow Agreement dated August 1, 2007 (the “Escrow Agreement”), by and among the Founders and Continental Stock Transfer & Trust Company (“Escrow Agent”). The parties to the Agreement entered into the Agreement on the condition that the Founders enter into this letter agreement with respect to the Founders Restricted Stock.

Pursuant to Section 1.6 of the Agreement and the terms of the Escrow Agreement, each of the Founders hereby agrees that all shares of Founders Restricted Stock (other than the Cancellation Shares, which shall be cancelled as provided herein) shall continue to be subject to the restrictions on disbursement as provided in the Escrow Agreement. Each of the Founders hereby further agrees that the restrictions on disbursement of such shares of Founders Restricted Stock shall apply mutatis mutandis to any shares of Holdco Common Stock issued in exchange for the Founders Restricted Stock, and all references to “Founders Restricted Stock” herein shall also refer to such shares of Holdco Common Stock.

In addition, pursuant to Section 4.5 of the Agreement, each of the Founders hereby agrees that 1,000,000 shares of the Founders Restricted Stock (the “Contingent Shares”), in the proportion per Founder set out in the column titled “Contingent Shares” on Exhibit A hereto (the “Contingent Shares”), will continue to be held in escrow and will be released to the Founders upon the Company meeting the performance targets set forth in Section 1.4(b) of the Agreement. The Founders hereby acknowledge and agree that if the Company fails to meet any of the performance targets set forth in Section 1.4(b) of the Agreement, then the portion of the Contingent Shares that are issuable upon achievement of such target shall be forfeited and cancelled and the Founders shall not be entitled to receive any of such Contingent Shares.

The Founders agree to deliver to the Escrow Agent instructions to cancel on the Closing Date 7,850,000 shares of Founders Restricted Stock in the proportion per Founder set out in the column titled “Founder Cancellation Shares” on Exhibit A hereto (the “Founder Cancellation Shares”) and 2,500,000 shares of Holdco Common Stock that would have otherwise been distributed to the Founders in accordance with the Agreement (together with the Founder Cancellation Shares, the “Cancellation Shares”). Regardless of whether such delivery is completed, on the Closing Date, the Escrow Agent is hereby authorized to cancel the Cancellation Shares.

At the effective time of the Acquisition, the warrants issued to certain existing stockholders in conjunction with the Company’s initial public offering, with each such warrant exercisable into one share of the Company’s common stock at $7.50 per share (the “Sponsors’ Warrants”), shall only represent the right to: (a) redeem such Sponsors’ Warrants at a price of FIFTY HUNDREDTHS OF ONE DOLLAR ($0.50) per Warrant at any time on or prior to the ninetieth (90th) day following the Acquisition pursuant to the Warrant Redemption Proposal (defined below) or (b) exchange such Sponsors’ Warrants for warrants of GAG Inc., within the ninety (90) day period following the Acquisition and pursuant to a warrant exchange to be offered by GAG Inc., with such warrants of GAG Inc. having an exercise price greater than SEVEN DOLLARS AND FIFTY HUNDREDTHS OF ONE DOLLAR ($7.50) and an exercise period ending after July 31, 2012 (the existing exercise date of the expiration period). The Founders will either (a) redeem or (b) exchange their respective Sponsors’ Warrants as described herein, in accordance with the election made by a majority in interest of GAG Inc. warrantholders. The “Warrant Redemption Proposal” means the amendment to the Warrant Agreement that would (a) permit AAMAC to redeem all of the outstanding warrants, including those held by AAMAC’s sponsors, at any time on or prior to the ninetieth (90th) day following the Acquisition, at a price of $.50 per warrant and (b) delay the commencement of the exercisability of the warrants from immediately following the Acquisition to the 91st day following the consummation of the Acquisition.

The Founders hereby agree to execute such additional documents and to provide Holdco, Parent or their respective transfer agents with any further assurances as may be necessary to effect the transactions described in this letter agreement including the cancellation of the Cancellation Shares, including without limitation, any amendments to the Escrow Agreement, and the lockup agreement, registration rights agreement and insider’s letter to which the Founders are currently subject with respect to the Parent Common Stock.

This Insider Letter supersedes the Insider Letter dated May 12, 2009 and the amendment thereto dated July 8, 2009 in their entirety.

[Signatures on the following pages]

This letter may be executed in any number of counterparts, each of which shall be enforceable against the parties that actually executed such counterparts, and all of which shall constitute one and the same instrument.

Very truly yours,

OHL Limited
(previously called HANOVER OVERSEAS LIMITED)

By:	/s/ Eric Watson
Name:	Eric Watson
Title:	Director

STC INVESTMENT HOLDINGS LLC

By:	/s/ Illegible
Name:
Title:

SOLAR CAPITAL, LLC

By:	/s/ Michael S. Gross
Name:	Michael S. Gross
Title:	Chairman and CEO

JAKAL INVESTMENTS LLC

By:	/s/ Paul Lapping
Name:	Paul Lapping
Title:	Manager

/s/ Mark Klein
Mark Klein

/s/ David Hawkins
David Hawkins

/s/ Steven Shenfeld
Steven Shenfeld

/s/ Bradford Peck
Bradford Peck

/s/ Frederick Kraegel
Frederick Kraegel

[Signature Page to Insider Letter]

Agreed and acknowledged, this 28th day of

July, 2009:

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.

By:	/s/ Paul Lapping
Name:	Paul Lapping
Title:	Chief Financial Officer

GREAT AMERICAN GROUP, LLC

By:	/s/ Andrew Gumaer
Name:	Andrew Gumaer
Title:	Chief Executive Officer

GREAT AMERICAN GROUP, INC.

By:	/s/ Mark Klein
Name:	Mark Klein
Title:	Chief Executive Officer

[Signature Page to Insider Letter]

Exhibit A

Name	Current Shares	Founder Cancellation Shares	Contingent Shares	GAG Inc. Cancellation Shares[1]
Hanover Overseas Limited	2,910,938	2,207,813	281,250	703,125
STC Investment Holdings LLC	3,881,250	2,943,750	375,000	937,500
Solar Capital, LLC	1,293,750	981,250	125,000	312,500
Jakal Investments LLC	983,250	745,750	95,000	237,500
Mark Klein	970,312	735,937	93,750	234,375
David Hawkins	51,750	39,250	5,000	12,500
Steven Shenfeld	155,250	117,750	15,000	37,500
Bradford Peck	51,750	39,250	5,000	12,500
Frederick Kraegel	51,750	39,250	5,000	12,500
Total	10,350,000	7,850,000	1,000,000	2,500,000

(1)	The GAG Inc. cancellation shares represent the number of GAG Inc. shares received in the exchange of 2.00 shares of GAG Inc. common stock for each share of Company common stock that are to be canceled per each Founder.